UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2014 (September 4, 2014)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pentlands Science Park Bush Loan, Penicuik, Midlothian EH26 OPZ, United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-44-0131-445-6159

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2014, Quotient Limited (the “Company”) appointed Heino von Prondzynski to its Board of Directors (the “Board”). Mr. von Prondzynski will serve as lead independent director.

Mr. von Prondzynski, 64, served as chief executive officer of Roche Diagnostics and as a member of the executive committee of F. Hoffman-La Roche Ltd., a Swiss based healthcare company that develops diagnostics and therapeutic products, from early 2000 to 2006, retiring from Roche at the end of 2006. From 1996 to 2000, Mr. von Prondzynski held several executive positions, including president of the vaccine business, at Chiron Corporation, a multinational biotechnology firm that developed biopharmaceuticals, vaccines and blood-testing products. Earlier in his career, Mr. von Prondzynski held sales and marketing and general management positions at Bayer AG, a German based maker of healthcare products, specialty materials and agricultural products. Mr. von Prondzynski also serves on the boards of Hospira, Inc., Qiagen NV, Koninklijke Philips Electronics NV, and Epigenomics AG. Within the past five years, Mr. von Prondzynski also has served as a director of Nobel Biocare Holding AG, Switzerland (from 2010 to 2011). Mr. von Prondzynski studied maths, geography and history at Westfälische Wilhelms University, Münster, Germany.

In connection with his appointment, the Company will grant Mr. von Prondzynski 50,000 restricted share units (“RSUs”). Each RSU represents the right to receive one ordinary share upon vesting. The RSUs vest annually over a four year period with the initial vesting date being the first anniversary of the grant, and the final vesting dated being the fourth anniversary of the grant. In connection with his service on the Board, Mr. von Prondzynski will receive an annual retainer of $120,000, 65% of which will be paid in RSUs and 35% in cash. Mr. von Prondzynski will have business expenses reimbursed, if any, that our non-employee directors that are unaffiliated with our significant shareholders are eligible to have reimbursed under our director compensation program, as described in our Annual Report on Form 10-K for the year ended March 31, 2014. Mr. von Prondzynski has also entered into an indemnification agreement and a letter of appointment with the Company, each in substantially the same form as the Company’s other directors have entered, which forms are filed as exhibits to Amendments No. 4 (filed April 14, 2014) and No. 5 (filed April 15, 2014), respectively, to the Company’s Registration Statement on Form S-1 (Registration No. 333-194390).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT LIMITED

By:	/s/ Paul Cowan
Name: Paul Cowan
Title: Chief Executive Officer

Date: September 10, 2014